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                                                               Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Waddell & Reed Financial, Inc.


We consent to incorporation by reference in the Registration Statement of Waddell & Reed Financial, Inc. No. 333-65827 on Form S-8, as amended, of our report dated March 27, 2000, relating to the combined balance sheet of The Legend Group of Companies as of December 31, 1999 and the related combined statements of operations, owners' equity and cash flows for the year ended December 31, 1999, which report is included in this Current Report on Form 8-K/A.

/s/ KPMG LLP


Kansas City, Missouri
June 8, 2000